EXHIBIT 5

LAW OFFICES

DRINKER BIDDLE & REATH LLP
One Logan Square
18th and Cherry Streets
Philadelphia, PA 19103-6996
Telephone: (215) 988-2700
Fax: (215) 988-2757

July 6, 2000

Detroit Diesel Corporation
13400 Outer Drive West
Detroit, MI 48239-4001

Gentlemen:

      We have acted as counsel to Detroit Diesel Corporation, a Delaware Corporation (the “Corporation”), in connection with the preparation and filing with the Securities and Exchange Commission of the Corporation’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, relating to 1,200,000 shares of Common Stock of the Corporation, par value $.01 per share (the “Shares”), issuable under The Detroit Diesel Corporation 1998 Stock Incentive Plan (the “Plan”).

      In that capacity, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the Bylaws of the Corporation as amended through the date hereof, resolutions of the Corporation’s Board of Directors, and such other documents and corporate records relating to the Corporation and the issuance and sale of the Shares as we have deemed appropriate. The opinions expressed herein are based exclusively on the General Corporation Law of the State of Delaware.

      In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Corporation.

      Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that Shares issued by the Corporation under the Plan and paid for in accordance with the terms of the Plan will be validly issued, fully paid and nonassessable by the Corporation.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent we do not admit that we come within the categories of persons whose consent is required under Section of the Securities Act of 1933, as amended.

Very truly yours,

/s/ DRINKER BIDDLE & REATH LLP